UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2011

VALCOM, INC.

(Exact name of registrant as specified in its charter)

                                       Delaware                                           000-28416                                            58-1700840

    (State or other jurisdiction of Incorporation)             (Commission File Number)               (IRS Employer Identification No.)

2113 Gulf Boulevard, Suite A, Indian Rocks Beach, Florida 33785

_______________________________________

(Address of principal executive offices)(Zip Code)

(727) 953-9778

_______________________________

(Registrant’s telephone number, including area code)

Not applicable

________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;

    Appointment of Certain Officers; Compensatory Arrangements of Certain

                  Officers

Effective August 21, 2011, Tim Harrington, a Director of Valcom, Inc., was removed from his position on the Board of Directors of Valcom, Inc. by action of a majority of the shareholders of Valcom, Inc. acting under written consent.

Effective August 21, 2011, Mike Vredegoor, a Director of Valcom, Inc., was removed from his position on the Board of Directors of Valcom, Inc. by action of a majority of the shareholders of Valcom, Inc. acting under written consent.

Effective August 21, 2011, Silvana Manning, a Director of Valcom, Inc., was removed from his position on the Board of Directors of Valcom, Inc. by action of a majority of the shareholders of Valcom, Inc. acting under written consent.

On August 21, 2011 Nalin Rathod was elected to the position of Director of Valcom, Inc., by action of a majority of the shareholders of Valcom, Inc. acting under written consent.

On August 21, 2011 Rahul Rathod was elected to the position of Director of Valcom, Inc., by action of a majority of the shareholders of Valcom, Inc. acting under written consent.

(c) Exhibits

Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALCOM, INC.

Dated:  August 23, 2011

                                                      By: /s/Vince Vellardita

                                                                                                            Vince Vellardita

                          Title: Chairman and CEO